STOCK DEPOSIT BALANCE

ORDINARY SHARE CERTIFICATE

* *

CERTIFICATE No.	INVESTOR CODE	REGISTRATION DATE	COMPANY CODE	CLASS	AMOUNT IN FIGURES
01234567	01234567890	DD-MMM-YYYY	M555	01	

Spark Networks plc

(Incorporated in England and Wales under the Companies Act 1985 with Registered No. 3628907)

THIS IS TO CERTIFY THAT the undermentioned is/are the registered holder(s) of Ordinary Shares of £0.01p each fully paid in **Spark Networks plc** subject to the Memorandum and Articles of Association of the Company.

NAME(S) OF HOLDERS

JOINT HOLDERS

AMOUNT IN WORDS

GIVEN under the Securities Seal of the Company

Printed by CAPITA REGISTRARS

NOTE: Any change in the ownership of the above (either in total or in part) will be registered only if both the transfer and this certificate are lodged with the Company's Registrar: Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU

www.capitaregistrars.com

XX/999999/12345

THIS DOCUMENT IS VALUABLE AND SHOULD BE KEPT IN A SAFE PLACE

0251569

PLEASE DO NOT DETACH THIS COUNTERFOIL UNLESS YOU WISH TO NOTIFY A CHANGE OF ADDRESS

INVESTOR CODE
01234567890

L/A CODE
XYZ12

Change of Address: Please use BLOCK CAPITALS / **black ink**

Spark Networks plc

ORDINARY SHARES OF £0.01P EACH FULLY PAID

Name ....

....

Address ....

....

....

....

....

Postcode ....

Date ....

Signed ______________________________

Registrars: Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU
www.capitaregistrars.com